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                                                                    EXHIBIT 23.4


                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-36217 of Digital Television Services, Inc., DTS Capital, Inc. of our report dated November 10, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Indianapolis, Indiana
November 18, 1997